June 29, 1994


Mr. Phillip Pare'
Vice President, General Manager - Special Projects
Integrated Device Technology, Inc.
1566 Moffett Street
Salinas, CA  93905


SUBJECT: INTEGRATED DEVICE TECHNOLOGY, INC.
         FAB FOUR - OREGON

Dear Phillip:

McCarthy is pleased to present our preliminary budget proposal for the above referenced project. Our preliminary budget includes site development, building shell and core and the two story office build-out.

We propose a preliminary budget of TEN MILLION,SIX HUNDRED TWENTY ONE THOUSAND,SIX HUNDRED THIRTY TWO DOLLARS, (10,621,632) excluding a Payment and Performance Bond.

We propose a 16 week construction schedule to complete a weather-tight building shell,including the basement sub-fab after completion of the site development. We propose a 4 week site development schedule including mobilization, excavation and utilities, prior to starting the slab-on-grade and basement sub-fab.

Phillip, we recognize the importance of the schedule and have based our preliminary budget on building systems and methods that allow accelerated construction.

Thank you for the opportunity to assist you in the development of the IDT Fab Four project. Should you have any qestions,please do not hesitate to call me. We look forward to talking with you soon.


Sincerely,



Arne J. Hall
Director


CC: Del Bishop - McCarthy
    Ed Weinmann - McCarthy
    John Bailey - McCarthy